Exhibit 26(h)(xii)

Amendment No. 30 to Participation

Agreement Among AEGON/Transamerica

Series Fund, Inc. and Transamerica

And other AEGON Affiliated Companies

Dated June 10, 2004

AMENDMENT NO. 30 TO

PARTICIPATION AGREEMENT AMONG

AEGON/TRANSAMERICA SERIES FUND, INC.,

TRANSAMERICA LIFE INSURANCE COMPANY,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,

PEOPLES BENEFIT LIFE INSURANCE COMPANY,

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND

TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

Amendment No. 30 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the “Fund”), Transamerica Life Insurance Company (“Transamerica”), Transamerica Financial Life Insurance Company (“TFLIC”), Peoples Benefit Life Insurance Company (“Peoples”), Transamerica Occidental Life Insurance Company (“TOLIC”), and Transamerica Life Insurance and Annuity Company (“TALIAC”) dated July 1, 1992, as amended (“Participation Agreement”).

WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the “Policy”) under the Securities Act of 1933; and

WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA W (the “Account”), as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policy and such Policy will be partly funded by the Fund; and

WHEREAS, Transamerica has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

WHEREAS, to the extent permitted by applicable insurance law and regulations, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund its contract on behalf of the Account, as specified in Schedule A attached to this Amendment, and as Schedule A may be amended from time to time; and

NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its Policy, Flexible Premium Variable Annuity – G, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also hereby agreed that Schedule A to this Agreement will be amended to add the Flexible Premium Variable Annuity – G, as an additional “Policy”; and to add the Separate Account VA W as an additional “Account”.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of June 10, 2004.

TRANSAMERICA LIFE INSURANCE COMPANY		AEGON/TRANSAMERICA SERIES FUND, INC.
By its authorized officer		By its authorized officer

By:	/s/ Priscilla I. Hechler	By:	/s/ John K. Carter
	Priscilla I. Hechler		John K. Carter
Title:	Assistant Secretary	Title:	Vice President, Secretary and General Counsel

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY		PEOPLES BENEFIT LIFE INSURANCE COMPANY
By its authorized officer		By its authorized officer

By:	/s/ Priscilla I. Hechler	By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler		Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary	Title:	Assistant Vice President and Assistant Secretary

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY		TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
By its authorized officer		By its authorized officer

By:	/s/ Priscilla I. Hechler	By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler		Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary	Title:	Assistant Vice President and Assistant Secretary

AMENDED SCHEDULE A

Effective June 10, 2004

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:	Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
Transamerica Financial Life Insurance Company Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
TFLIC Series Life Account
TFLIC Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TA PPVUL 1
Separate Account VA K
Separate Account VA H
Separate Account VA G
Separate Account VA-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One
Separate Account VA R
Separate Account VA S
Separate Account VA Q
Separate Account QNY
Separate Account VA W

Policies:	Transamerica Landmark Variable Annuity
Transamerica Landmark NY Variable Annuity
Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
TFLIC & Peoples - Advisor’s Edge Variable Annuity
Peoples – Advisor’s Edge Select Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
TFLIC Freedom Elite Builder
TFLIC Premier Variable Annuity

AMENDED SCHEDULE A (continued)

Policies	Immediate Income Builder II
(continued)	Premier Asset Builder Variable Annuity
TransAccumulatorSM VUL
TFLIC Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder - BAI Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor’s Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Portfolio Select Variable Annuity
Flexible Premium Variable Annuity – A
Flexible Premium Variable Annuity – B
Flexible Premium Variable Annuity – C
Flexible Premium Variable Annuity – D
Flexible Premium Variable Annuity – E
Flexible Premium Variable Annuity - G

Portfolios:	AEGON/Transamerica Series Fund, Inc. – Each Portfolio has an Initial Class of Shares and a Service Class of Shares
AEGON Bond
Asset Allocation – Conservative Portfolio
Asset Allocation – Growth Portfolio
Asset Allocation – Moderate Portfolio
Asset Allocation – Moderate Growth Portfolio
American Century International
American Century Large Company Value
Capital Guardian U.S. Equity
Capital Guardian Global
Capital Guardian Value
Clarion Real Estate Securities
Federated Growth & Income
Great Companies – America sm
Great Companies – Technology sm
J.P. Morgan Enhanced Index
J.P. Morgan Mid Cap Value
Janus Growth
Jennison Growth
Marsico Growth
Mercury Large Cap Value
MFS High Yield
Munder Net50
PIMCO Total Return
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
Templeton Great Companies Global
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Balanced
Transamerica Equity

AMENDED SCHEDULE A (continued)

Portfolios (continued)	Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Small/Mid Cap Value
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Emerging Growth

30amendpa-6-2004